Exhibit 99.1

INTERVAL LEISURE GROUP REPORTS THIRD QUARTER 2013 RESULTS

MIAMI, November 4, 2013 (BUSINESS WIRE) — Interval Leisure Group (Nasdaq: IILG) (“ILG”) today announced results for the three months ended September 30, 2013.

THIRD QUARTER 2013 HIGHLIGHTS

•                  ILG consolidated revenue increased year-over-year by 1.7%

•                  ILG consolidated adjusted EBITDA improved year-over-year by 8.4%

•                  The Company generated third quarter  diluted earnings per share of $0.29

•                  Interval International added 26 new resort affiliations during the quarter

•                  Management fee and rental revenue improved by 7.2%

•                  ILG free cash flow of $80 million year to date, an increase of 48.9%

“The third quarter results demonstrate our commitment to growing organically while Interval Leisure Group continues strategic efforts to broaden its fee-for-service offerings in the non-traditional leisure market,” said Craig M. Nash, Chairman, President and Chief Executive Officer of Interval Leisure Group. “Adjusted EBITDA growth of 8.4% and strong free cash flow reflect execution across our businesses while we continue to pursue additional opportunities.”

Financial Summary & Operating Metrics (USD in millions except per share amounts)

	Three Months Ended		Quarter
	September 30,		Over Quarter
METRICS	2013	2012	Change
Revenue	119.2	117.2	1.7%
Membership and Exchange revenue	86.6	86.1	0.6%
Management and Rental revenue	32.5	31.1	4.6%
Gross profit	77.2	75.5	2.3%
Net income attributable to common stockholders	17.1	0.1	NM
Non-GAAP net income*	17.1	11.0	54.9%
Diluted EPS	$0.29	$0.00	NM
Non-GAAP diluted EPS*	$0.29	$0.19	52.6%
Adjusted EBITDA*	40.9	37.7	8.4%

BALANCE SHEET DATA	September 30, 2013	December 31, 2012

Cash and cash equivalents	103.6	101.2
Debt	190.0	260.0

	Nine Months Ended		Year
	September 30,		Over Year
CASH FLOW DATA	2013	2012	Change
Net cash provided by operating activities	89.3	64.1	39.3%
Free cash flow*	80.0	53.7	48.9%

* “Non-GAAP net income”, “Non-GAAP diluted EPS”, “Adjusted EBITDA”, and “Free cash flow” are non-GAAP measures as defined by the Securities and Exchange Commission (the “SEC”). Please see “Presentation of Financial Information,” “Glossary of Terms” and “Reconciliations of Non-GAAP Measures” below for an explanation of non-GAAP measures used throughout this release.

DISCUSSION OF RESULTS

Third Quarter 2013 Consolidated Operating Results

Consolidated revenue for the third quarter ended September 30, 2013 was $119.2 million, an increase of 1.7% from $117.2 million for the third quarter of 2012. The increase was largely driven by our Management and Rental segment, reflecting higher fee income earned from managed hotel and condominium resort properties during the period.

Net income for the three months ended September 30, 2013 was $17.1 million, versus non-GAAP net income (defined below) for the three months ended September 30, 2012 of $11.0 million, an increase of $6.1 million.

The year-over-year increase in net income was driven by higher operating income of $5.8 million, primarily attributable to $4.7 million of lower amortization of intangibles expense coupled with stronger gross profit contribution from both of our operating segments, in addition to a reduction in interest expense of $5.2 million. Accordingly, income tax expense in the quarter increased by $5.3 million over the prior year, when adjusted to exclude the income tax benefit associated with our third quarter 2012 loss on extinguishment of debt. Diluted earnings per share were $0.29 in the third quarter of 2013 compared to non-GAAP diluted earnings per share (defined below) of $0.19 for the same period of 2012.

Adjusted EBITDA (defined below) was $40.9 million for the quarter ended September 30, 2013, compared to adjusted EBITDA of $37.7 million for the same period of 2012.

Business Segment Results

Membership and Exchange

Membership and Exchange segment revenue for the three months ended September 30, 2013 was $86.6 million, comparable to $86.1 million for the same period in 2012.

For the third quarter of 2013, transaction and membership fee revenue (defined below) were $46.0 million and $32.3 million, respectively, decreases of 1.2% and 0.7% over the same period in 2012.

Total active members at September 30, 2013 were 1.82 million, approximately 2.2% less than the number of total active members at September 30, 2012.  Average revenue per member for the third quarter of 2013 was $44.06, an increase of 1.2% from the third quarter of 2012.  During the third quarter of 2013, Interval International affiliated 26 new vacation ownership resorts located in 10 countries.

Membership and Exchange segment adjusted EBITDA was $35.3 million in the third quarter, an increase of 4.9% from the segment’s adjusted EBITDA of $33.6 million in 2012. The improvement in this segment’s adjusted EBITDA was primarily driven by an increase in transaction activity and other membership programs outside of the Interval Network, together with lower general and administrative expense during the quarter after adjusting for acquisition related and restructuring costs (defined below).

Management and Rental

Management and Rental segment revenue for the three months ended September 30, 2013 was $32.5 million, which includes $16.2 million of management fee and rental revenue (defined below). Year-over-year, management fee and rental revenue grew by 7.2%, primarily driven by an increase in revenue per available room (RevPAR) at Aston. Aston RevPAR for the quarter ended September 30, 2013 was $145.53, increasing 8.2% from $134.45 for the same period in 2012. The growth in RevPAR resulted from a 9.9% higher average daily rate (ADR) which was partly offset by a 1.5% drop in occupancy rates during the quarter compared to the prior year.

In the third quarter of 2013, Management and Rental segment adjusted EBITDA was $5.6 million, compared to $4.1 million in the prior year period.

CAPITAL RESOURCES AND LIQUIDITY

As of September 30, 2013, ILG had $103.6 million of cash and cash equivalents, including $94.9 million of U.S. dollar equivalent or denominated cash deposits held by foreign subsidiaries which are subject to changes in foreign exchange rates. Of this amount, $61.8 million is held in foreign jurisdictions, principally the U.K.

Debt outstanding as of September 30, 2013 was $190 million. As of this date, ILG had $310 million available on its revolving credit facility, which may be increased by an additional $200 million, subject to specified conditions.

For the first nine months of 2013, ILG’s capital expenditures totaled $9.3 million, or 2.5% of revenue, net cash provided by operating activities was $89.3 million and free cash flow (defined below) was $80 million, an increase of 48.9% from the same period of 2012. This improvement in free cash flow was driven by lower interest paid in 2013 compared to 2012.

Dividend

The Board of Directors of Interval Leisure Group declared a quarterly dividend payment of $0.11 per share to shareholders of record on September 4, 2013. On September 18, 2013, a cash dividend of $6.3 million was paid.  Additionally, the board of directors has declared a fourth quarter dividend of $0.11 per share which is scheduled to be paid on December 18, 2013 to shareholders of record on December 4, 2013.

PRESENTATION OF FINANCIAL INFORMATION

ILG management believes that the presentation of non-generally accepted accounting principles (non-GAAP) financial measures, including, among others, EBITDA, adjusted EBITDA, non-GAAP net income, non-GAAP basic and diluted EPS and free cash flow, serves to enhance the understanding of ILG’s performance. These non-GAAP financial measures should be considered in addition to and not as substitutes for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (GAAP). In addition, adjusted EBITDA (with certain additional add-backs) is used to calculate compliance with certain financial covenants in ILG’s credit agreement. Management believes that these non-GAAP measures improve the transparency of our disclosures, provide meaningful presentations of our results from our business operations excluding the impact of certain items not related to our core business operations and improve the period to period comparability of results from business operations. These measures may also be useful in comparing our results to those of other companies; however, our calculations may differ from the calculations of these measures used by other companies. More information about the non-GAAP financial measures, including reconciliations of GAAP results to the non-GAAP measures, is available in the financial tables that accompany this press release.

CONFERENCE CALL

ILG will host a conference call today at 4:30 p.m. Eastern Time to discuss its results for the third quarter 2013, with access via the Internet and telephone. Investors and analysts may participate in the live conference call by dialing (866) 318-8616 (toll-free domestic) or (617) 399-5135 (international); participant pass code: 45720818. Please register at least 10 minutes before the conference call begins. A live webcast of the conference call will be available on the Investor Relations section of ILG’s website at www.iilg.com. A replay of the call will be available for fourteen days via telephone starting approximately two hours after the call ends. The replay can be accessed at (888) 286-8010 (toll-free domestic) or (617) 801-6888 (international); pass code: 81170777. The webcast will be archived on Interval Leisure Group’s website for 90 days after the call.  A transcript of the call will also be available on the website.

ABOUT INTERVAL LEISURE GROUP

Interval Leisure Group (ILG) is a leading global provider of membership and leisure services to the vacation industry. Headquartered in Miami, Florida, ILG has approximately 4,000 employees worldwide. The company’s Membership and Exchange segment offers leisure and travel-related products and services to about 2 million member families who are enrolled in various programs. Interval International, the segment’s principal business, has been a leader in vacation ownership exchange since 1976. With offices in 16 countries, it operates the Interval Network of more than 2,800 resorts in over 75 nations. ILG delivers additional opportunities for vacation ownership exchange through its Trading Places International (TPI) and Preferred Residences networks. ILG’s Management and Rental segment includes Aston Hotels & Resorts, VRI Europe (VRIE), Vacation Resorts International (VRI), and TPI. These businesses provide hotel, condominium resort, timeshare resort, and homeowners’ association management, as well as rental services, to travelers and owners at more than 200 vacation properties, resorts and club locations throughout North America and Europe. More information about the Company is available at www.iilg.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, relating to: our future financial performance, our business prospects and strategy, anticipated financial position, liquidity and capital needs and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.

Actual results could differ materially from those contained in the forward-looking statements included herein for a variety of reasons, including, among others: adverse trends in economic conditions generally or in the vacation ownership, vacation rental and travel industries; adverse changes to, or interruptions in, relationships with third parties; lack of available financing for, or insolvency of developers; consolidation of developers; decreased demand from prospective purchasers of vacation interests; travel related health concerns; changes in our senior management; regulatory changes; our ability to compete effectively and successfully add new products and services; our ability to successfully manage and integrate acquisitions; impairment of assets; the restrictive covenants in our revolving credit facility; adverse events or trends in key vacation destinations; business interruptions in connection with the rearchitecture of our technology systems; ability of managed homeowners associations to collect sufficient maintenance fees; third parties not repaying advances or extensions of credit; and our ability to expand successfully in international markets and manage risks specific to international operations. Certain of these and other risks and uncertainties are discussed in our filings with the SEC. Other unknown or unpredictable factors that could also adversely affect our business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, the forward-looking statements discussed in this release may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of our management as of the date of this press release. Except as required by applicable law, ILG does not undertake to update these forward-looking statements.

INTERVAL LEISURE GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Revenue	$119,156	$117,195	$379,020	$362,602
Cost of sales	41,991	41,741	131,788	127,793
Gross profit	77,165	75,454	247,232	234,809
Selling and marketing expense	12,951	13,282	40,958	41,323
General and administrative expense	27,387	26,626	81,917	79,032
Amortization expense of intangibles	1,950	6,669	5,858	21,001
Depreciation expense	3,499	3,311	10,859	9,839
Operating income	31,378	25,566	107,640	83,614
Other income (expense):
Interest income	60	535	282	1,538
Interest expense	(1,295)	(6,485)	(4,559)	(23,874)
Other income (expense), net	(65)	(915)	893	(2,408)
Loss on extinguishment of debt	—	(17,925)	—	(18,527)
Total other expense, net	(1,300)	(24,790)	(3,384)	(43,271)
Earnings before income taxes and noncontrolling interest	30,078	776	104,256	40,343
Income tax provision	(12,973)	(624)	(41,571)	(14,911)
Net income	17,105	152	62,685	25,432
Net income attributable to noncontrolling interest	(4)	(3)	(10)	(6)
Net income attributable to common stockholders	$17,101	$149	$62,675	$25,426

Earnings per share attributable to common stockholders:
Basic	$0.30	$0.00	$1.10	$0.45
Diluted	$0.29	$0.00	$1.09	$0.45
Weighted average number of shares of common stock outstanding:
Basic	57,353	56,714	57,199	56,448
Diluted	57,986	57,364	57,738	57,120
Dividends declared per share of common stock	$0.11	$0.10	$0.22	$0.30

Non-GAAP net income(1)	$17,101	$11,042	$60,566	$36,684
Non-GAAP earnings per share(1):
Basic	$0.30	$0.19	$1.06	$0.65
Diluted	$0.29	$0.19	$1.05	$0.64

(1) “Non-GAAP net income” and “Non-GAAP earnings per share” are non-GAAP measures as defined by the SEC. Please see “Reconciliations of Non-GAAP Measures” for a reconciliation to the comparable GAAP measure.

INTERVAL LEISURE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2013	December 31, 2012

ASSETS
Cash and cash equivalents	$103,563	$101,162
Deferred membership costs	9,957	12,349
Prepaid income taxes	9,435	12,973
Other current assets	78,872	83,011
Total current assets	201,827	209,495
Goodwill and intangible assets, net	599,044	604,452
Deferred membership costs	11,196	11,058
Other non-current assets	69,548	81,915
TOTAL ASSETS	$881,615	$906,920

LIABILITIES AND EQUITY LIABILITIES:
Accounts payable, trade	$10,963	$11,086
Deferred revenue	95,228	93,367
Other current liabilities	66,625	70,950
Total current liabilities	172,816	175,403
Long-term debt	190,000	260,000
Deferred revenue	103,218	111,273
Other long-term liabilities	88,441	87,752
Redeemable noncontrolling interest	435	426
TOTAL STOCKHOLDERS’ EQUITY	326,705	272,066
TOTAL LIABILITIES AND EQUITY	$881,615	$906,920

INTERVAL LEISURE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended September 30,
	2013	2012
Cash flows from operating activities:
Net income	$62,685	$25,432
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization expense of intangibles	5,858	21,001
Amortization of debt issuance costs	587	1,180
Depreciation expense	10,859	9,839
Accretion of original issue discount	—	1,840
Non-cash compensation expense	7,753	8,733
Non-cash interest expense	277	338
Non-cash interest income	—	(651)
Deferred income taxes	656	1,370
Excess tax benefits from stock-based awards	(2,602)	(3,014)
Loss (gain) on disposal of property and equipment	163	(256)
Loss on extinguishment of debt	—	18,527
Change in fair value of contingent consideration	485	(670)
Changes in operating assets and liabilities	2,581	(19,547)
Net cash provided by operating activities	89,302	64,122
Cash flows from investing activities:
Acquisition, net of cash acquired	—	(39,963)
Acquisition of assets	(1,952)	—
Capital expenditures	(9,338)	(10,425)
Proceeds from disposal of property and equipment	7	230
Investment in financing receivables	—	(9,480)
Payments received on financing receivables	9,876	16,989
Net cash used in investing activities	(1,407)	(42,649)
Cash flows from financing activities:
Principal payments on term loan	—	(56,000)
Redemption of senior notes	—	(300,000)
Payments on revolving credit facility	(70,000)	—
Borrowings on revolving credit facility	—	290,000
Payments of debt issuance costs	—	(3,912)
Dividend payments	(12,617)	(16,996)
Withholding taxes on vesting of restricted stock units	(4,478)	(6,174)
Proceeds from the exercise of stock options	399	634
Excess tax benefits from stock-based awards	2,602	3,014
Net cash used in financing activities	(84,094)	(89,434)
Effect of exchange rate changes on cash and cash equivalents	(1,400)	4,401
Net increase (decrease) in cash and cash equivalents	2,401	(63,560)
Cash and cash equivalents at beginning of period	101,162	195,517
Cash and cash equivalents at end of period	$103,563	$131,957

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest, net of amounts capitalized	$4,068	$29,528
Income taxes, net of refunds	$35,091	$24,813

OPERATING STATISTICS

	Three Months Ended September 30,			Nine Months Ended September 30,
	2013	% Change	2012	2013	% Change	2012
Membership and Exchange
Total active members at end of period (000’s)	1,815	(2.2)%	1,857	1,815	(2.2)%	1,857
Average revenue per member	$44.06	1.2%	$43.54	$145.48	3.2%	$141.00

Management and Rental
Available room nights (000’s)	381	(0.0)%	381	1,095	(2.8)%	1,126
RevPAR	$145.53	8.2%	$134.45	$146.74	11.3%	$131.84

ADDITIONAL DATA

	Three Months Ended September 30,			Nine Months Ended September 30,
	2013	% Change	2012	2013	% Change	2012
	(Dollars in thousands)			(Dollars in thousands)
Membership and Exchange
Transaction revenue	$46,039	(1.2)%	$46,588	$157,361	0.3%	$156,822
Membership fee revenue	32,289	(0.7)%	32,518	102,471	4.9%	97,652
Ancillary member revenue	1,751	(3.2)%	1,808	5,487	NM	5,542
Total member revenue	80,079	(1.0)%	80,914	265,319	2.0%	260,016
Other revenue	6,536	26.2%	5,178	18,908	13.2%	16,709
Total revenue	$86,615	0.6%	$86,092	$284,227	2.7%	$276,725

Management and Rental
Management fee and rental revenue	$16,209	7.2%	$15,117	$47,825	16.2%	$41,165
Pass-through revenue	16,332	2.2%	15,986	46,968	5.0%	44,712
Total revenue	$32,541	4.6%	$31,103	$94,793	10.4%	$85,877
Management and Rental gross margin	33.8%	6.1%	31.8%	33.4%	8.4%	30.8%
Management and Rental gross margin without Pass-through Revenue	67.8%	3.6%	65.5%	66.2%	3.0%	64.3%

RECONCILIATIONS OF NON-GAAP MEASURES

	Nine Months Ended September 30,
	2013	% Change	2012
	(Dollars in thousands)

Net cash provided by operating activities	$89,302	39.3%	$64,122
Less: Capital expenditures	(9,338)	(10.4)%	(10,425)
Free cash flow	$79,964	48.9%	$53,697

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(Dollars in thousands, except per share data)

Net income attributable to common stockholders	$17,101	$149	$62,675	$25,426
Prior period item(1)	—	—	(3,496)	—
Income tax provision on adjusting item(2)	—	—	1,387	—
Loss on extinguishment of debt	—	17,925	—	18,527
Income tax benefit of adjusting items(2)	—	(7,032)	—	(7,269)
Non-GAAP net income	$17,101	$11,042	$60,566	$36,684
Non-GAAP earnings per share:
Basic	$0.30	$0.19	$1.06	$0.65
Diluted	$0.29	$0.19	$1.05	$0.64

(1) During the second quarter of 2013, we identified an immaterial net understatement of membership revenue, related membership expenses, and income for the period commencing January 1, 2011 through March 31, 2013. In accordance with ASC 250, “Accounting Changes and Error Corrections,” we assessed the materiality of the misstatement, both quantitatively and qualitatively, and concluded it is not material to any of our previously issued or current year financial statements.

(2) Tax rate utilized is the applicable effective tax rate respective to the period to the extent amounts are deductible.

	Three Months Ended September 30,
	2013			2012
	Membership and Exchange	Management and Rental	Consolidated	Membership and Exchange	Management and Rental	Consolidated
	(Dollars in thousands)

Adjusted EBITDA	$35,276	$5,597	$40,873	$33,644	$4,074	$37,718
Non-cash compensation expense	(2,354)	(255)	(2,609)	(2,311)	(253)	(2,564)
Other non-operating income (expense), net	(70)	5	(65)	(915)	—	(915)
Acquisition related and restructuring costs	(187)	(1,250)	(1,437)	57	335	392
Loss on extinguishment of debt	—	—	—	(17,925)	—	(17,925)
EBITDA	32,665	4,097	36,762	12,550	4,156	16,706
Amortization expense of intangibles	(337)	(1,613)	(1,950)	(4,968)	(1,701)	(6,669)
Depreciation expense	(3,186)	(313)	(3,499)	(3,011)	(300)	(3,311)
Less: Other non-operating income (expense), net	70	(5)	65	915	—	915
Less: Loss on extinguishment of debt	—	—	—	17,925	—	17,925
Operating income	$29,212	$2,166	31,378	$23,411	$2,155	25,566
Interest income			60			535
Interest expense			(1,295)			(6,485)
Other non-operating expense, net			(65)			(915)
Loss on extinguishment of debt			—			(17,925)
Income tax provision			(12,973)			(624)
Net income			17,105			152
Net income attributable to noncontrolling interest			(4)			(3)
Net income attributable to common stockholders			$17,101			$149

	Nine Months Ended September 30,
	2013			2012
	Membership and Exchange	Management and Rental	Consolidated	Membership and Exchange	Management and Rental	Consolidated
	(Dollars in thousands)

Adjusted EBITDA	$117,186	$14,220	$131,406	$111,942	$11,019	$122,961
Non-cash compensation expense	(6,962)	(791)	(7,753)	(7,954)	(779)	(8,733)
Other non-operating income (expense), net	1,061	(168)	893	(2,259)	(149)	(2,408)
Prior period item	3,496	—	3,496	—	—	—
Acquisition related and restructuring costs	(356)	(2,436)	(2,792)	(79)	305	226
Loss on extinguishment of debt	—	—	—	(18,527)	—	(18,527)
EBITDA	114,425	10,825	125,250	83,123	10,396	93,519
Amortization expense of intangibles	(1,011)	(4,847)	(5,858)	(15,808)	(5,193)	(21,001)
Depreciation expense	(9,872)	(987)	(10,859)	(9,025)	(814)	(9,839)
Less: Other non-operating income (expense), net	(1,061)	168	(893)	2,259	149	2,408
Less: Loss on extinguishment of debt	—	—	—	18,527	—	18,527
Operating income	$102,481	$5,159	107,640	$79,076	$4,538	83,614
Interest income			282			1,538
Interest expense			(4,559)			(23,874)
Other non-operating income (expense), net			893			(2,408)
Loss on extinguishment of debt			—			(18,527)
Income tax provision			(41,571)			(14,911)
Net income			62,685			25,432
Net income attributable to noncontrolling interest			(10)			(6)
Net income attributable to common stockholders			$62,675			$25,426

GLOSSARY OF TERMS

Acquisition related and restructuring costs - Represents transaction fees, costs incurred in connection with performing due diligence, subsequent adjustments to our initial estimate of contingent consideration obligations associated with business acquisitions, and other direct costs related to acquisition activities. Additionally, this item includes certain restructuring charges primarily related to workforce reductions and estimated costs of exiting contractual commitments.

Adjusted EBITDA - EBITDA, excluding, if applicable: (1) non-cash compensation expense, (2) goodwill and asset impairments, (3) acquisition related and restructuring costs, (4) other non-operating income and expense (including loss on extinguishment of debt), and (5) the impact of correcting prior period items. The Company’s presentation of adjusted EBITDA may not be comparable to similarly-titled measures used by other companies.

Ancillary Member Revenue - Other Interval Network member related revenue including insurance and travel related services.

Available Room Nights - Number of nights available for rental by Aston at managed vacation properties during the period, which excludes all rooms under renovation.

Average Revenue per Member - Membership fee revenue, transaction revenue and ancillary member revenue for the Interval Network for the applicable period, divided by the monthly weighted average number of Interval Network active members during the applicable period.

EBITDA - Net income excluding, if applicable: (1) interest income and interest expense, (2) income taxes, (3) depreciation expense, and (4) amortization expense of intangibles.

Free Cash Flow - Cash provided by operating activities less capital expenditures.

Gross Lodging Revenue - Total room revenue collected from all Aston-managed occupied rooms during the period.

Management Fee and Rental Revenue — Represents revenue earned by our Management and Rental segment exclusive of pass-through revenue.

Membership Fee Revenue — Represents fees paid for membership in the Interval Network.

Non-GAAP Basic EPS — Non-GAAP Net Income divided by the weighted average number of shares of common stock outstanding during the period.

Non-GAAP Diluted EPS — Non-GAAP Net Income divided by the weighted average number of shares of common stock and dilutive securities outstanding during the period.

Non-GAAP Net Income - Net income attributable to common stockholders excluding the impact of correcting an immaterial prior period net understatement in the current year-to-date financials and excluding the prior year non-cash loss on extinguishment of our indebtedness, net of tax.

Pass-through Revenue - Represents the compensation and other employee-related costs directly associated with  management of the properties and homeowner associations that are included in both revenue and cost of sales and that are passed on to the property owners and homeowner associations without mark-up. Management believes presenting gross margin without these expenses provides management and investors a relevant period-over-period comparison.

RevPAR - Gross Lodging Revenue divided by Available Room Nights during the period for Aston.

Total Active Members - Active members of the Interval Network as of the end of the period. Active members are members in good standing that have paid membership fees and any other applicable charges in full as of the end of the period or are within the allowed grace period.

Transaction Revenue — Interval Network transactional and service fees paid primarily for exchanges, Getaways, and reservation servicing.

SOURCE:  Interval

Leisure Group

Interval

Leisure Group

Investor

Contact:

Jennifer Klein, Investor

Relations,

305-925-7302

Jennifer.Klein@iilg.com

Or

Media Contact:

Christine Boesch, Corporate Communications,

305-925-7267

Chris.Boesch@intervalintl.com